Exhibit 10.1

October 28, 2021

AltEnergy Acquisition Corp.

600 Lexington Avenue, 9th Floor

New York, NY 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between AltEnergy Acquisition Corp., a Delaware corporation (the “Company”), and B. Riley Principal Investments, LLC. (“B. Riley”), as representative of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 20,000,000 of the Company’s units (plus up to an additional 3,000,000 units that may be purchased to cover over-allotments, if any) (each, a “Unit”), each Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant (each, a “Warrant”). Each whole Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AltEnergy Acquisition Sponsor, LLC (the “Sponsor”), B. Riley Securities, Inc. and each of the other Initial Stockholders, and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each such other undersigned individual, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor, each Insider and each of the other Initial Stockholders agrees that (a) if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Common Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval; and (b) if the Company engages in a tender offer in connection with a proposed Business Combination, it, he or she shall not sell any shares of Common Stock to the Company in connection therewith.

2. The Sponsor, each Insider and each of the other Initial Stockholders hereby agrees that in the event that the Company fails to consummate a Business Combination within 18 months from the date of the closing of the Public Offering (the latest such date being referred to as the “Termination Date”), or such longer period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), the Sponsor, each Insider and each of the other Initial Stockholders shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor, each Insider and each of the other Initial Stockholders agrees not to propose any amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination by the Termination Date or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) earned on the funds in the Trust Account divided by the number of then outstanding Offering Shares.

The Sponsor, each Insider and each of the other Initial Stockholders acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her, provided, that the foregoing waiver shall not apply with respect to liquidating distributions from the Trust Account made in connection with any Offering Shares purchased by the undersigned or its affiliates during the Public Offering or on the open market after the completion of the Public Offering if the Company fails to complete a Business Combination by the Termination Date. The Sponsor, each Insider and each of the other Initial Stockholders hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders, the other Initial Stockholders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination by the Termination Date).

3. Notwithstanding the provisions set forth in paragraphs 6(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor, each Insider and each of the other Initial Stockholders shall not, without the prior written consent of B. Riley, (i) offer, sell, contract to sell, hypothecate, pledge or grant any option to purchase or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce an intention to effect any such transaction. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes (less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5. The Sponsor, each Insider and each of the other Initial Stockholders hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor, any Insider or any other Initial Stockholder of its, his or her obligations under paragraphs 1, 2, 3, 4, 6(a), 6(b), and 8 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6. (a) The Sponsor, each Insider and each of the other Initial Stockholders agrees that it, he or she shall not Transfer any Founder Shares (or any shares of Class A Common Stock issuable upon the conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-Up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or any shares of Class A Common Stock issuable upon exercise thereof), until 30 days after the completion of a Business Combination (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 6(a) and 6(b), Transfers of Founder Shares (or any shares of Class A Common Stock issuable upon the conversion thereof) and the Private Placement Warrants (or any shares of Class A Common Stock issuable upon exercise thereof), that are held by the Sponsor, any Insider, any other Initial Stockholder or any of their permitted transferees (that have complied with this paragraph 6(c)), are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, as well as affiliates of such members and funds and accounts advised by such members; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (vi) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; (vii) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor or any other Initial Stockholder; (viii) in the event of the Company’s liquidation, merger capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; or (ix) in the case of any Initial Stockholder that is, or is affiliated with, an Underwriter, to such Initial Stockholder’s affiliates or any entity controlled by such Initial Stockholder, provided, however, that in the case of clauses (i) through (v), (vii) or (ix), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained herein.

7. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

8. Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the amounts described in the Prospectus under the heading “Summary – The Offering – Limited Payments to Insiders”.

9. The Sponsor, each Insider and each of the other Initial Stockholders has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

10. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination, involving the Company and one or more businesses; (ii) “Class B Common Stock” shall mean the Company’s Class B common stock, par value $0.0001 per share; (iii) “Common Stock” shall mean the Class A Common Stock and the Class B Common Stock, collectively; (iv) “Founder Shares” shall mean the 5,750,000 shares (or 5,000,000 shares if the Underwriters’ option to purchase additional units is not exercised) of Class B Common Stock initially held by the Initial Stockholders; (v) “Initial Stockholders” shall mean the Sponsor, B. Riley and any other holder of Founder Shares immediately prior to the Public Offering; (vi) “Private Placement Warrants” shall mean the warrants that the Sponsor and the Underwriters have agreed to purchase for an aggregate purchase price of $10,800,000 (or $12,000,000 if the Underwriters’ option to purchase additional units is exercised in full), or $10.00 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (viii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (ix) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

11. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Company, the Sponsor, any Insider and each of the other Initial Stockholders that is subject of any such change, amendment, modification or waiver.

12. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each Insider, each of the other Initial Stockholders and their respective successors, heirs and assigns and permitted transferees.

13. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees; provided, however, that the Underwriters shall benefit from the provisions set forth in paragraphs 3 and 6, which such paragraphs shall not be amended or modified without the written consent of B. Riley.

14. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

17. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

18. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-Up Period or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by November 2, 2021; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

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Sincerely,

ALTENERGY ACQUISTION SPONSOR, LLC

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Manager

B. RILEY PRINCIPAL INVESTMENTS, LLC

By:	/s/ Dan Shribman
Name: Dan Shribman
Title: CIO

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Chief Executive Officer

[Signature Page to Letter Agreement]